Exhibit 10.14

AMENDED AND RESTATED

DOMAIN NAME LICENSE AGREEMENT

This Amended and Restated Domain Name License Agreement (this “Agreement”) is entered in Beijing, the People’s Republic of China (the “PRC”, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and Taiwan, for the purposes of this Agreement), dated August 16, 2010, by and between

(1)	The Licensor: 1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD

Legal Address: Section D, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China

Legal Representative: Victor Wing Cheung Koo

and

(2)	The Licensee: 1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD.

Legal Address: Section A&C, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China

Legal Representative: QIN Qiong

WHEREAS:

A.	The Licensor, a wholly foreign-owned enterprise registered in Beijing under the laws of the PRC, owns the domain names listed in Exhibit 1 of this Agreement (the “Domain Names”);

B.	The Licensee, a limited liability company registered in Beijing under the laws of the PRC, is licensed to engage in the business of providing internet content and related services;

C.	The Licensor agrees to license the Domain Names to the Licensee in accordance with the terms and conditions set forth herein and the Licensee agrees to accept the license on the terms and conditions set forth herein;

NOW THEREFORE, on the basis of mutual benefit and friendly negotiation, the parties agree as follows:

1A. Effective Date

This Agreement shall be effective from August 16, 2010 (“Effective Date”).

1.	Grant of License

1.1	The Domain Names

Under the terms and conditions hereinafter set forth, the Licensor hereby grants to the Licensee and the Licensee accepts from the Licensor a non-exclusive and nontransferable license, without sublicense rights, to use part of or all of the Domain Names listed in Exhibit 1 in the Licensee’s business operations in the PRC.

Amended and Restated
Domain Name License Agreement	-1-

1.2	Scope

1.2.1	The use of the Domain Names granted by the Licensor to the Licensee extends to Licensee’s own business operations. The Licensee agrees that it will not make, or authorize, any direct or indirect use of the Domain Names other than for its own business, unless otherwise stipulated in this agreement. The Licensee agrees that it will not directly or indirectly sublicense the Domain Names to any others without Licensor’s prior written approval.

1.2.2	The License in this Agreement is effective in the PRC. Licensee agrees that it will not make, or authorize, any direct or indirect use of the Domain Names in any other regions.

1.3	Licensee’s confirmation

The Licensee confirms that the Licensee does not have any right, title or interest in the domain names except the rights, title and interest provided for under this Agreement.

2.	Payment

The Licensee agrees to pay the Licensor license fees determined in accordance with the calculation method and the method of payment provided in Exhibit 2 of this Agreement.

3.	Goodwill

The Licensee recognizes the value of the goodwill associated with the Domain Names and the relevant rights, and acknowledges that the Domain Names and goodwill pertaining thereto (including but not limited to the goodwill deriving from the Licensee’s use) shall be the sole and exclusive property of the Licensor.

4.	Confidentiality

4.1	By accepting the granting of the Domain Name licenses from the Licensor, the Licensee agrees to protect and maintain the confidentiality of any and all confidential data and information that it acknowledged or received (collectively the “Confidential Information”). Upon termination or expiration of this Agreement, the Licensee shall, at the Licensor’s request, return any and all documents, information or software containing such Confidential Information to the Licensor or destroy and delete such Confidential Information from any electronic devices. The Licensee shall not disclose, grant or transfer any Confidential Information to any third party and will not use the Confidential Information without the Licensor’s written consent.

Amended and Restated
Domain Name License Agreement	-2-

Licensee shall disclose the Confidential Information only to the necessary employees, agents or consultants using measures reasonably calculated to ensure the security of the Confidential Information, and shall urge the necessary employees, agents or consultants to observe the obligations under this Agreement.

4.2	The above limitations shall not apply where:

4.2.1	The Confidential Information has become available to the public and such availability was not due to the Licensee’s disclosure of it;

4.2.2	The Licensee acquired the Confidential Information directly or indirectly from other sources before receiving it from the Licensor;

4.2.3	Where the Confidential Information is required by law to be disclosed, or, based on general operational needs, should be disclosed to legal or financial advisors.

4.3	This Article 4 shall survive the termination, rescinding or modification of this agreement.

5.	Representations and Warranties

5.1	The Licensor represents and warrants as follows:

5.1.1	the Licensor is a company duly registered and in good standing under the applicable laws of the PRC;

5.1.2	the Licensor, within its business scope, has full corporate power and authority and has taken all corporate actions and has obtained all necessary approvals and authorizations from third parties and government authorities to execute and perform theist obligations under this Agreement, which will not constitute or result in a violation of any enforceable and effective agreements;

5.1.3	upon its execution, this Agreement will constitute a legal, valid and binding agreement of the Licensor and will be enforceable against the Licensor in accordance with its terms;

Amended and Restated
Domain Name License Agreement	-3-

5.1.4	the Licensor is the exclusive owner of the Domain Names.

5.2	The Licensee represents and warrants as follows:

5.2.1	the Licensee is a company duly registered and in good standing under the applicable laws of the PRC, and is approved by the relevant authorities to engage in the business of providing internet content and related services;

5.2.2	the Licensee, within its business scope, has full corporate, power and authority and has taken all corporate actions and has obtained all necessary approvals and authorizations from third parties and government authorities to execute and perform the obligations under this Agreement, which will not constitute or result in a violation of any enforceable and effective agreements;

5.2.3	the Licensee will make any and all filings or subscriptions relating to the Domain Names that it is requested to make by the Licensor.

6.	The Licensee Further Represents and Warrants as Follows

6.1	The Licensee agrees that it will not, during the term of this Agreement, or thereafter, challenge the title or any rights of the Licensor in and to the Domain Names or challenge the validity of this Agreement, and shall not perform or fail to perform any act, which may impair the Licensor’s interest in the above rights or the license.

6.2	The Licensee agrees to assist the Licensor to the extent necessary in the procurement of any protection or to protect any of the Licensor’s rights to the Domain Names, and the Licensor, if it so desires, may commence or prosecute any claims or lawsuits in its own name or in the name of the Licensee or join the Licensee as a party thereto. The Licensee shall notify the Licensor in writing of any infringements of the Domain Names that may come to the Licensee’s attention, and the Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements.

6.3	The Licensee further agrees to use the Domain Names only in accordance with this Agreement and shall not use the Domain Names in any way that, in the opinion of the Licensor, is deceptive, misleading or in any way damaging to such Domain Names or the reputation of the Licensor.

7.	Quality

The Licensee shall make its best efforts to ensure that its operations protect the goodwill represented by the said domain name.

Amended and Restated
Domain Name License Agreement	-4-

8.	Promotion

In all cases where the Licensee produces promotional material involving the Domain Names, the production costs of such material shall be borne by the Licensee. All copyrights or other intellectual property rights of such material concerning the Domain Names thereto shall be the sole and exclusive property of the Licensor whether developed by the Licensor or the Licensee.

The Licensee agrees that the Licensee shall not promote or advertise the Domain Names in any newspapers, TV, magazine, radio, internet or any other media without the prior written consent of the Licensor.

9.	Effective Date and Term

9.1	This Agreement is executed by an authorized representative by each party as of the date first written above and is effective as of Effective Date. The term of this Agreement is 10 (ten) years unless earlier terminated as set forth in this Agreement.

9.2	Unless otherwise agreed upon by the parties in writing, this Agreement shall be applicable to any other domain names licensed to the Licensee within the term of this Agreement. After the execution of this Agreement, the Licensor and Licensee shall review this Agreement every 3 months to determine whether to modify or renew this Agreement.

9.3	This Agreement will be extended for a terms of 10 (ten) years upon the agreement of both parties.

10.	Termination

10.1	This Agreement shall expire (a) upon the expiration of its term as specified under Section 9 above, unless this Agreement is extended as set forth above, or (b) when the Licensor is no longer the exclusive owner of the Domain Names.

10.2	Without prejudice to any legal or other rights or remedies of the party that requests termination of this Agreement, any party has the right to terminate this Agreement immediately with written notice to the other party in the event the other party materially breaches this Agreement including but not limited to the provisions in Section 6.1, 6.2 and 6.3 of this Agreement and fails to cure its breach within 30 days from the date it receives written notice of its breach from the non-breaching party.

10.3	During the term of this Agreement, the Licensor may terminate this Agreement at any time with a written notice to the Licensee 30 days before such termination. The Licensee may not terminate this Agreement.

Amended and Restated
Domain Name License Agreement	-5-

10.4	Article 3, 4, 6, 14 and 15 shall survive after the termination or expiration of this Agreement.

11.	Force Majeure

11.1	Force Majeure means any event that is beyond a party’s reasonable control and cannot be prevented with reasonable care, including but not limited to the acts of government, nature, fire, explosion, typhoon, flood, earthquake, tide, lightning and war. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The party affected by Force Majeure shall notify the other party without delay.

11.2	In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate measures to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure, and the affected party will not be responsible to such performance and will only be responsible for the delayed aspects of performance. After the event of Force Majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

12.	Notices

Notice or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address set forth below.

The Licensor	:	1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD.
Address	:	Section D, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China
Fax	:	861059708818
Tele	:	861058851881
Addressee	:	Victor Koo

Amended and Restated
Domain Name License Agreement	-6-

The Licensee	:	1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD.
Address	:	Section A &C, 5/F, SinoSteel Plaza, No 8, Haidian Street, Haidian District, Beijing, China
Fax	:	861059708818
Tele	:	861058851881
Addressee	:	QIN Qiong

13.	Re-Transfer, Re-License

Without the consent of the Licensor, the rights and obligation licensed under this Agreement shall not be transferred, leased, or mortgaged to any third party.

14.	Dispute Resolution

14.1	The parties shall strive to settle any disputes arising from interpretation or performance of this Agreement through negotiations in good faith. In the event that no settlement can be reached through negotiations within 30 days after one party issues a negotiating notice, either party may submit such matter to the China International Economic and Trade Arbitration Commission (the “CIETAC”). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

14.2	Except for the issues under dispute, all parties shall perform their own duties pursuant to the provisions herein in good faith.

15.	Applicable Law

The subscription, validity, interpretation, implementation and any disputes in respect of this Agreement shall be governed by the laws of the PRC.

16.	Amendment and Supplement

This Agreement shall not be amended, supplemented or modified except by a written instrument signed by both parties. The amendment or supplement duly executed by both parties shall constitute part of this Agreement and shall have the same legal effect as this Agreement.

This Agreement amends and restates the Domain Name License Agreements entered into by the Parties in March 2006 and November 2007, respectively (“Previous Agreements”). In the event of any discrepancy between this Agreement and any Previous Agreement, this Agreement shall prevail to the extent of the discrepant provisions.

Amended and Restated
Domain Name License Agreement	-7-

17.	Severability

Any provision of this Agreement that is invalid or unenforceable due to the violation of relevant laws in any jurisdiction shall, as to that jurisdiction, be ineffective or void of binding force only to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

18.	Waiver

Any waiver of any rights, powers, or privileges under this Agreement shall not be deemed as a waiver of those rights, powers or privileges hereunder in the future or any other rights, powers or privileges hereunder then or in the future. Any whole or partial performance of any rights, powers, or privileges hereunder shall not exclude the performance of any other rights, power, or privileges hereunder.

19.	Exhibits

The Exhibits referred to in this Agreement are an integral part of this Agreement and have the same legal effect as this Agreement.

[The space below is intentionally left blank.]

Amended and Restated
Domain Name License Agreement	-8-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

The Licensor: 1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Victor Wing Cheung Koo
Authorized Representative: Victor Wing Cheung Koo

The Licensee: 1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Qin Qiong
Authorized Representative: QIN Qiong

Amended and Restated
Domain Name License Agreement	-9-

EXHIBIT 1

LIST OF LICENSED DOMAIN NAMES

i ..net
i

soku.hk
u ..com
ykimg.com
yoku.net.cn
yoqoo.cn
yoqoo.com
yoqoo.com.cn
yoqoo.net
yoqoo.net.cn
yoqoounion.com
youku.biz

youku.com.cn
youku.org
youkuunion.com
youqoo.net

..hk

youkoo.com, soku.com.cn

Amended and Restated
Domain Name License Agreement	-10-

EXHIBIT 2

CALCULATION METHOD AND PAYMENT METHOD OF THE LICENSE FEE

The license fee under this Agreement shall be 5% of the total revenue of the Licensee. The license fee shall be paid every quarter within 15 days after the end of the quarter. If the Licensor considers it is helpful to the business of Licensee, the Licensor may reduce or exempt from payment any whole or part of the license fee.

Amended and Restated
Domain Name License Agreement	-11-